Exhibit 10.1

Subscription Letter

May 21, 2026

Board of Directors

Decent Holding Inc.

4th Floor & 5th Floor North Zone, Dingxin Building

No. 106 Aokema Avenue,

Laishan District, Yantai, Shandong Province

People’s Republic of China 264003

Dear Sir or Madam

Subscription for Class B Ordinary Shares in Decent Holding Inc.

I, Dingxin Sun, hereby subscribe for 400,000 class B ordinary shares of par value of US$0.0025 each (the “Class B Ordinary Shares”) in Decent Holding Inc., a Cayman Islands exempted company (the “Company”) at a subscription price of US$2 per share, for a total consideration of US$800,000.

The Shares shall be issued subject to the memorandum and articles of association of the Company, and shall not be subject to any additional designations, powers, preferences, rights, qualifications or limitations. The Shares shall rank pari passu in all respect with Class B Ordinary Shares of the Company already in issue.

[Signature page to follow]

Yours faithfully

/s/ Dingxin Sun
Name: Dingxin Sun

[Signature page to subscription letter]